
<ARTICLE>            OPUR3
<LEGEND>
         This schedule contains summary financial information extracted from the consolidated  financial  statements of Bay State Gas Company for twelve months ended  December  31,  1999,  and is qualified in its entirety by reference to such financial statements.

</LEGEND>
<MULTIPLIER>         1,000


<PERIOD-TYPE>                              12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               DEC-31-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                               1,309,848
<TOTAL-OPERATING-REVENUES>                     383,371
<NET-INCOME>                                    14,773

